CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NOVONIX Limited of our report dated 26 February relating to the consolidated financial statements, which appears in NOVONIX Limited's Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Brisbane, Australia

April 24, 2026

PricewaterhouseCoopers, ABN 52 780 433 757

480 Queen Street, BRISBANE QLD 4000,

GPO Box 150, BRISBANE QLD 4001

T: +61 7 3257 5000, F: +61 7 3257 5999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

pwc.com.au